UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bowl America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 3, 2013

TO THE HOLDERS OF CLASS A AND CLASS B

COMMON STOCK OF BOWL AMERICA INCORPORATED

     The annual meeting of stockholders of Bowl America Incorporated (the “Company”) will be held at the Company’s office situated at 6446 Edsall Road, Alexandria, Virginia 22312 (Exit 2A off Interstate 395), on Tuesday, December 3, 2013, at 11:00 a.m., for the following purposes:

      (1) To elect the eight nominees named in the attached proxy statement as Directors to serve until the next annual meeting and until their successors shall be elected and qualified.

      (2) To approve an advisory resolution on executive compensation.

      (3) To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

      (4) To transact such other business as may properly be brought before the meeting and any adjournments thereof.

    Only stockholders of record at the close of business October 14, 2013, are entitled to vote at the meeting.

     You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign, date, and mail the enclosed proxy, the postage for which has been provided. Prompt response is helpful, and your cooperation will be appreciated. If after signing and returning the enclosed proxy, you find you are able to attend the meeting, you will have an opportunity to withdraw your proxy and vote in person.

By Order of the Board of Directors

 Ruth E. Macklin

Secretary

Dated October 24, 2013

PROXY STATEMENT

For Annual Meeting of Stockholders

to be held December 3, 2013

      The principal office of Bowl America Incorporated (the “Corporation,” the “Company” or “Bowl America”) is situated at 6446 Edsall Road, Alexandria, Virginia 22312.

      The accompanying proxy is solicited by the Board of Directors; and when such proxy is properly signed and returned, the shares it represents will be voted at the meeting in accordance with directions noted thereon; or if no direction is indicated, it will be voted for the election of directors, for approval of executive compensation and for every year on the frequency of future votes on executive compensation.

      Solicitation of proxies will be primarily by mail. Proxies may also be solicited by directors, officers, and employees of the Corporation personally or by telephone. The Corporation will bear the cost of all such solicitations.

      The proxy may be revoked at any time prior to its exercise by giving notice of the revocation to the Secretary of the Corporation in writing at any time prior to the meeting and orally at the meeting at any time prior to the vote.

      This proxy statement is being mailed on or about October 24, 2013.

Important notice regarding internet availability of proxy materials for the

Stockholder meeting to be held on December 3, 2013.

     As permitted by rules promulgated by the SEC, the Corporation has elected to provide access to this proxy statement both by sending each stockholder a copy of this proxy statement and by notifying each stockholder of the availability of this proxy statement on the internet. A copy of this proxy statement and our fiscal 2013 annual report on Form 10-K are available to stockholders free of charge at: http://www.bowlamericainc.com/proxy.asp . For directions to the annual meeting contact Peggy Tinney at 703-941-6300.

VOTING SECURITIES

     Each of the issued and outstanding 3,746,454 shares of the Corporation's Class A Common Stock, par value of $.10 per share, is entitled to one vote for an aggregate of 3,746,454 votes. Each of the issued and outstanding 1,414,517 shares of the Corporation's Class B Common Stock, par value of $.10 per share, is entitled to ten votes for an aggregate of 14,145,170 votes. The Corporation's Class A Common Stock is traded on the NYSE MKT. The Class B Common Stock is not publicly traded. Only stockholders of record at the close of business on October 14, 2013, are entitled to vote at the meeting and any adjournment thereof. The Class A Common Stockholders are entitled to elect two directors and the Class B Common Stockholders are entitled to elect six directors. Directors are elected by a plurality of the votes cast at the annual meeting, which means that the two nominees for election by the Class A stockholders and the six nominees for election by the Class B stockholders who receive the highest number of properly executed votes will be elected as directors, even if they do not receive a majority of the votes cast. There is no cumulative voting. The advisory resolution on executive compensation, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program.  The advisory vote on the frequency of future advisory votes on executive compensation is also non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

 At the meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat will constitute a quorum, permitting the conduct of business at the meeting. Abstentions will be included in the number of votes present at the meeting for purposes of a quorum but will not be voted on any matter submitted to the stockholders for a vote.

     Shares on a Broker’s Proxy that lack discretionary authority to vote on a particular matter will not be considered as present and entitled to vote.

ANNUAL REPORT

     A copy of the annual report to shareholders for the fiscal year ending June 30, 2013, which has been furnished to the Securities and Exchange Commission, is enclosed with this proxy statement.

ELECTION OF DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT

     The holders of the Class A Common Stock are entitled to elect two Directors of the Corporation and the holders of the Class B Common Stock are entitled to elect six Directors of the Corporation to hold office until the next Annual Meeting of the stockholders and until their successors shall have been elected and qualified. The Board of Directors recommends the election of the nominees listed below as Directors. All of the nominees are presently Directors and all constituted the Board of Directors for the past year. In the event any of these nominees becomes unavailable for election, it is intended that the proxies will be voted for the election of such other persons as management shall designate. Management has no reason to believe that any nominee will be unavailable.

     The following table also shows the beneficial ownership of shares of the Corporation's Class A and Class B Common Stock as of October 14, 2013 by all directors, executive officers and all directors and executive officers as a group.

Name of Director and Nominees for Election; Principal Occupation; Positions and Offices with the Corporation	Age	Periods Served As a Director	Shares of Class A Common Stock of Corporation Beneficially Owned Directly or Indirectly on October 14, 2013		Shares of Class B Common Stock of Corporation Beneficially Owned Directly or Indirectly on October 14, 2013		Percentage of Total Votes Eligible to be Cast of Class A and B Common Stock Beneficially Owned Directly or Indirectly on October 14, 2013

NOMINEES FOR ELECTION BY CLASS A COMMON STOCK

Warren T. Braham, Retired Attorney	81	August 1, 1978 to date	1,978	*	247	*	*
Allan L. Sher, Retired Senior Executive of Securities Brokerage Firm	81	February 15, 1997 to date	52,500	1.4%	0		*

NOMINEES FOR ELECTION BY CLASS B COMMON STOCK

Arthur H. Bill, Retired Attorney	69	March 22, 2011 to date	2,000	*	0		*

Merle Fabian, Retired Librarian	75	March 20, 1990 to date	381,224	10.2%	380,730	26.9%	23.4%

Leslie H. Goldberg, President of the Corporation since February 1, 1976	83	December 5, 1972 to date	498,239	13.3%	491,296	34.7%	30.2%

Stanley H. Katzman, Retired Senior Computer Specialist, National Institutes of Health	71	December 2, 1997 to date	195,502[1]	5.2%	189,444[1]	13.4%	11.7%

Ruth E. Macklin, Retired Educator; Senior Vice President, Secretary and Treasurer of the Corporation since December 4, 1990	84	February 14, 1978 to date	184,585[2]	4.9%	183,407[2]	13.0%	11.3%

Cheryl A. Dragoo, Controller of the Corporation since 1992 and Senior Vice President since December 1, 2009	65	September 25, 2008 to date	10,573	*	0		*

All Directors and Executive Officers as a group			1,326,601	35.4%	1,245,124	88.0%	77.0%

1Includes 181,396 shares each of Class A and Class B Common Stock held by Mr. Katzman as co-trustee.

2Includes 71,923 shares of Class A and 70,784 shares of Class B Common Stock held by Ms. Macklin as co-trustee.

* Less than 1%.

There is sole dispositive and voting power of all the shares directly owned by the directors, and sole dispositive and voting power of the shares held by the directors' respective spouses are vested in such spouses.

NOMINEES FOR ELECTION BY CLASS A COMMON STOCK

Warren T Braham

Mr. Braham served First American Bank of Virginia as a Senior Vice President and Regional President. He has served as a Director of the Company for over 35 years and chairs the Audit Committee of the Company. His experience in financial and legal matters qualify him to serve as a director.

Allan L Sher

Mr. Sher is a former Executive Vice President of Merrill Lynch and Vice Chairman of Drexel, Burnam & Lambert. He has been a Director for 16 years. He serves on the Audit Committee and is qualified to act as its financial expert. His experience in corporate governance and his business acumen qualify him to serve as a director.

NOMINEES FOR ELECTION BY CLASS B COMMON STOCK

Merle Fabian

Mrs. Fabian, daughter of the Company’s founder, has been associated with bowling centers and their operations beginning prior to the formation of Bowl America, and is an original stockholder. She has been a Director for 23 years. Her experience in Library Management provides a valuable perspective and insight to the Company and qualifies her to serve as a director.

Leslie H. Goldberg

Mr. Goldberg has served as President of the Company since 1976 and has served as a Director since 1972. He has been employed in bowling centers since he was a teenager. He spent 15 years dealing with national brands and consumer products at two advertising agencies. His financial analytical skills in seeing the challenges and opportunities for the Company as well as his leadership in maintaining its values and goals qualify him to serve as a director.

Stanley H. Katzman

Mr. Katzman is a former Computer Specialist at the National Institutes of Health. He has been an independent Director for 16 years and serves on the Audit Committee. His experience and analytical skills in Information Technology provide a valuable perspective and qualify him to serve as a director.

Ruth E. Macklin

Mrs. Macklin is a retired Director of the St. Michael’s Montessori School. She has been a Director for over 32 years and is actively involved is the bowling industry. She earned the highest award offered by the national bowling association for her leadership and service. Her industry knowledge and leadership skills qualify her to serve as a director.

Cheryl A. Dragoo

Mrs. Dragoo has been employed by the Company since 1972 and has been a Director since 2008. She has worked in bowling centers and in all areas of the Company’s accounting department, becoming Controller in 1992. Her financial and analytical skills including experience with Securities and Exchange Commission (SEC) filings qualify her to serve as a director.

Arthur H. Bill

Mr. Bill is a retired securities attorney and partner with the law firm of Foley & Larnder LLP and authored The Audit Committee Guide, the fourth edition of which was published by Bowne & Co. in 2008. He also served as staff attorney with the SEC. He is an independent director and serves on the Audit Committee. His knowledge of and experience with SEC rules and regulations as well as business law provide a valuable perspective and qualify him to serve as a director.

     Mr. Allan L. Sher is an outside director and trustee of three of Sun America’s Mutual Funds.

     Mr. Leslie H. Goldberg and Ms. Merle Fabian are brother and sister. Together they own directly or indirectly 879,463 shares of Class

     A Common Stock and 872,026 shares of Class B Common Stock of the Corporation.

Leadership Structure and Role in Risk Oversight

Mr. Goldberg has served as President and Chief Executive Officer since 1976. The Corporation’s By-Laws do not require a separate position of Chairman, rather those responsibilities are vested in the office of president. The Board currently believes that Mr. Goldberg is uniquely qualified to serve as President and in the role of leader of the Board given his long history and experience with the Company, his significant ownership interest in the Company and the current size of the Company and the Board.

The Board, and the Audit Committee, all of whom are independent directors, have oversight responsibilities of the material operational risk of the Company. A basic part of risk management is not only understanding the risks of the Company and steps necessary to manage those risks, but understanding what level of risk is appropriate for the Company. The CEO and CFO both provide relevant information to the Audit Committee and Board on various types of identified material financial, business and legal risks and strategy for mitigation of those risks to which the Company may be subject. Currently the Board has determined that its leadership and risk oversight are appropriate for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of shares of the Corporation’s Class A Common Stock as of October 14, 2013 by all persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s outstanding Class A Common Stock other than certain of the Company’s Directors and Executive Officers.

		Percent of Class A
	Number	Common Stock
Names and Complete Mailing Address	of Shares	Outstanding

Royce & Associates, LLC	477,203	12.7%
1414 Avenue of the Americas,
New York, NY 10019

     As shown in the table above, as of the last filing of Form 13F-HR with the SEC, Royce & Associates, LLC, an investment advisor, is deemed to have beneficial ownership of 477,203 shares of Bowl America Class A Common Stock as of June 30, 2013 which amounts to 12.7% of the outstanding Class A Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified due dates, their initial ownership in any class of the Corporation's common stock and all subsequent acquisitions, dispositions, or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors and officers satisfied such filing requirements. The foregoing is based upon written representations and information provided to the Corporation by the persons required to make such filings and the Corporation's own review of such filings.

CORPORATE GOVERNANCE AND BOARD MATTERS

NYSE MKT Corporate Governance Provisions

     Because approximately 53.6% of the total voting power of the outstanding Class A and Class B Common Stock of the Company is owned by Leslie H. Goldberg, President and a director of the Company, and his sister, Merle Fabian, a director of the Company, the Company is deemed to be a “controlled company” (i.e., more than 50% of the total voting power is held by an individual or group) under the rules of the NYSE MKT. The Exchange’s listing rules provide that “controlled companies” are exempt from those exchange corporate governance provisions that would otherwise call for (i) a majority of the members of the Board of Directors to be independent, (ii) the process of making director nominations to be overseen by independent directors and (iii) executive compensation determinations to be overseen by independent directors. Of the Company’s eight directors, Messrs. Braham, Katzman, Sher and Bill are deemed to be “independent” directors under the rules of the NYSE MKT. None of the independent directors receive compensation from the Company other than directors’ fees for service on the Board or its Committees.

Code of Business Conduct and Ethics for Directors, Officers and Employees

     The Company has a Code of Business Conduct and Ethics for directors, officers and employees in accordance with rules of the Securities and Exchange Commission and the NYSE MKT. A copy is available online at www.bowlamericainc.com and will be provided to any stockholder upon written request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria, VA 22312.

Policy Regarding Stockholder Communication With Directors

     Those properly identified as stockholders desiring to communicate with a director, the independent directors as a group or the full Board may address such communication to the attention of the Secretary of the Corporation at the Company’s executive offices, and such communication will be forwarded to the intended recipient or recipients.

Director Nomination Process

     The Company’s Board of Directors does not have a nominating committee or other committee that performs similar functions. As stated above, the Company is exempt from the NYSE MKT provision calling for independent director oversight of director nominations in view of its status as a controlled company. All members of the Company’s Board of Directors as a group participate in the consideration of director nominees. The Board of Directors has proposed in this Proxy Statement a slate of directors which was decided upon by the Board at its September meeting. Any person wishing to propose a substitute director to be considered by the Board for inclusion in the Company’s 2014 Annual Meeting Proxy Statement may do so in writing, for receipt prior to September 1, 2014 to the Board at the address of the Company’s principal executive offices. The Board members individually make their judgment as to the nominees’ ability to contribute to the survival and success of the Company. In selecting directors, the Board considers factors that are in the Company’s best interest and those of our stockholders, including diversity of backgrounds, experiences and competencies that our Board of Directors desires to have represented. There will not be any difference between the manner in which the Board evaluates a nominee recommended by a stockholder and the manner in which the Board evaluates any other director nominee.

Board Committees and Meetings

     The Board of Directors has an Audit Committee and Compensation Committee, each of which consists of Warren T. Braham, Chairman, Allan L. Sher, Stanley H. Katzman and Arthur H. Bill. Each of Messrs. Braham, Sher, Katzman and Bill is an “independent” director within the meaning of the rules of the Securities and Exchange Commission and the NYSE MKT Exchange. The Board of Directors, which meets quarterly, met 4 times in-person and 1 time via telephonic meeting during the fiscal year ended June 30, 2013. Each director attended all of such meetings. The Audit Committee and the Compensation Committee, which occasionally meet in joint session, held 4 meetings and 2 meetings, respectively, during the fiscal year. All members attended all such meetings. The Company has a policy of encouraging directors to attend each Annual Meeting of Stockholders. All of the Company’s directors (at such time) attended the Annual Meeting of Stockholders held on December 4, 2012. Independent members of the Board of Directors conduct meetings on a regular basis, including at least annually in executive session without the presence of non-independent directors and management.

The Audit Committee

     The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The purpose of the Audit Committee of the Board of Directors of the Company is to assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance and the performance of the Company’s internal audit function. The Audit Committee is composed entirely of independent directors as determined under the SEC, the NYSE MKT Exchange corporate governance standards and the Sarbanes-Oxley Act applicable to Audit Committee members.

     The Chairman of the Audit Committee is Mr. Warren Braham. The three other members are Mr. Allan Sher, Mr. Stanley Katzman and Mr. Arthur Bill. Each of the members is financially literate, independent and able to devote sufficient time to serving on the Audit Committee. The Board has determined that Mr. Sher is the audit committee financial expert as defined in SEC rules adopted pursuant to the Sarbanes-Oxley Act.

     The Audit Committee has adopted the Audit Committee Charter. The charter is available at www.bowlamericainc.com and will be provided upon request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria, VA 22312.

The Compensation Committee

     The Compensation Committee has the responsibility for negotiating the compensation of the President, Leslie. H. Goldberg, who is the Chief Executive Officer of the Corporation. The President is responsible for determining the compensation of the other executive officers and all other management employees.

     The Chairman of the Compensation Committee is Mr. Warren Braham and the three other members are Mr. Allan Sher, Mr. Stanley Katzman and Mr. Arthur Bill, all of whom are independent directors.

     The Compensation Committee performs its duties by reviewing and approving corporate goals and objectives relevant to the compensation of the President. The Compensation Committee then evaluates the performance of the President based on these goals and objectives. The Compensation Committee then uses such evaluations in making its compensation recommendation to the Company's Board.

     The Board of Directors has not adopted a charter for the Compensation Committee.

DIRECTOR COMPENSATION

    The following table sets forth information regarding the compensation received by each of the Company’s directors during the fiscal year ended June 30, 2013:

Name	Fees Earned or Paid in Cash($)(a)	All Other Compensation ($)	Total ($)
Warren Braham	$23,000.00	0	$23,000.00
Merle Fabian	$ 4,600.00	0	$ 4,600.00
Stanley H. Katzman	$ 8,000.00	0	$ 8,000.00
Ruth E. Macklin	$ 8,500.00	0	$ 8,500.00
Allan L. Sher	$ 8,000.00	0	$ 8,000.00
Arthur H. Bill	$8,000.00	0	$8,000.00

(a)    Directors of the Corporation who are not officers receive a fee for attendance at each regular quarterly Board of Directors meeting. During the fiscal year ended June 30, 2013, the fee was $1,150 for each meeting. In addition, members of the Audit and Compensation Committee, receive $850 per Audit Committee meeting attended, except the Committee chairman, who also receives an annual fee of $15,000.

AUDIT COMMITTEE REPORT ON FINANCIAL STATMENTS

     The Audit Committee met with senior management and the independent auditors quarterly during fiscal 2013 to discuss the adequacy of disclosure controls and procedures, the adequacy of the Company’s internal controls and the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC.

     The Audit Committee: (1) reviewed and discussed with management Bowl America’s audited financial statements for the year ended June 30, 2013, (2) discussed with the independent auditors the matters required by AU380 “Communication with Audit Committees”, (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by the Public Accounting Oversight Board in Rule 3600T and Rule 3526, (4) considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and (5) discussed with the independent accountant the independent accountant’s independence.

     Based on the review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended June 30, 2013, be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

     The foregoing report is submitted by the members of the Audit Committee.

Audit Committee of the Board of Directors
Warren T. Braham (Chairman)
Allen L. Sher
Stanley H. Katzman Arthur H. Bill

EXECUTIVE COMPENSATION

    Set forth below is information regarding compensation earned or paid or awarded to the following executive officers of the Corporation during the fiscal year ended June 30, 2013: Leslie H. Goldberg, President and Chief Executive Officer; and Cheryl A. Dragoo, Controller, Chief Financial Officer and Senior Vice President. Cheryl Dragoo is the only executive officer whose total compensation exceeded $100,000. The identification of such named executive officers is determined based on the individual’s total compensation for the fiscal year ended June 30, 2013, as reported below in the Summary Compensation Table.

Executive Officer Employment Agreements

Leslie H. Goldberg. The employment agreement with Mr. Goldberg provides that his annual salary will be $52,000 and: (i) he will serve as President of the Company; (ii) his annual bonus will be 2% of the Company’s consolidated annual net income prior to income taxes in excess of $2.5 million; provided, however, that for purposes of calculating any such bonus, the inclusion in net income of any gain from the sale of assets other than in the ordinary course of business will be mutually agreed upon by Mr. Goldberg and the Compensation Committee; and (iii) as further described below, if he leaves the employ of the Company at the termination of the agreement or becomes disabled during the term of the agreement such that he can no longer carry on his duties as President, he will act as a consultant to the Company and will receive $52,000 each year for ten (10) years. Mr. Goldberg’s employment agreement was extended for a period of one year until June 29, 2014.

Cheryl A. Dragoo. The terms of Mrs. Dragoo’s employment agreement provide that: (i) she will serve as Controller, Chief Financial Officer, Senior Vice President and Assistant Treasurer of the Company; and (ii) her annual salary will be $156,424 subject to change upon annual reviews. Mrs. Dragoo’s employment agreement was extended in 2012 for a period of three years until June 28, 2015.

DISCLOSURE REGARDING TERMINATION AND CHANGE IN CONTROL PROVISIONS

    The Corporation’s employment agreement with Mr. Goldberg provides that in the event he leaves the employ of the Corporation at the termination of the agreement or becomes disabled during the term thereof so that he cannot carry on his duties as President, he will act as a consultant and receive $52,000 each year for 10 years. The Corporation has no change in control or other termination arrangements with executive officers.

SUMMARY COMPENSATION TABLE

    The following table sets forth for each of the named executive officers: (i) the dollar value of the base salary and incentive compensation earned during the fiscal years ended June 30, 2013 and July 1, 2012, (ii) all other compensation for the fiscal year and (iii) the dollar value of total compensation for that fiscal year.

Name and Principal Position	Fiscal YearEnded	Salary ($)	Non-Equity Incentive Compensation ($) (a)	All Other Compensation ($) (b)	Total ($)
Leslie Goldberg, President and Chief Executive Officer	2013 2012	$52,000 $52,000	——	$9,429 $9,631	$61,429 $61,631
Cheryl A. Dragoo, Controller, Chief Financial Officer, and Assistant Treasurer	2013 2012	$156,424 $156,424	——	$3,713 $2,186	$160,137 $158,610

(a)

Mr. Goldberg is the only officer eligible to receive compensation under the non-equity incentive compensation arrangement. Neither Ms. Dragoo nor any other officer of the Company (other than Mr. Goldberg) is eligible for compensation under the non-equity incentive compensation arrangement or any other form of bonus compensation.

(b)

The above other compensation includes the amounts allocated to the accounts of the named executive officers in trust from contributions of the Corporation to its Profit Sharing Plan, which became effective in 1975, and 1987 Employee Stock Ownership Plan (“ESOP”), in which all employees of the Corporation participate. Allocations under the Profit Sharing Plan to the account of Ms. Dragoo amounted to $2,410 in the fiscal year ended June 30, 2013. Allocations under the ESOP to the account of Ms. Dragoo, based on the fair value of the Corporation’s shares of Class A Common Stock on June 30, 2013, amounted to $1,048 for the fiscal year ended June 30, 2013. (On June 18, 2013, the Board of Directors approved aggregate contributions of $124,000 to the Profit Sharing Plan and 9,500 shares of common stock valued at $123,500 to the ESOP for the fiscal year ended June 30, 2013.) In addition, the other compensation reported above includes fair value of personal use of a company automobile and life insurance premiums for coverage provided by Company.

PROPOSAL NO. 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

    In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Bowl America Incorporated (the "Company") approve, on an advisory basis, the 2013 compensation of the Company's named executive officers disclosed in the Executive Compensation Section, the Executive Officer Employment Agreements Section, the Disclosure Regarding Termination and Change in Control Provisions, the Summary Compensation Table and the related notes and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

    Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.

        After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation decisions are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that the advisory vote on executive compensation occurs well after the beginning of the compensation year. Since the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of stockholders. We nevertheless believe that an annual advisory vote on executive compensation is consistent with our executive compensation philosophy, policies and practices.

        This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Our Board of Directors recommends stockholders vote to conduct future advisory votes on executive compensation every year.

AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL PRACTICES

    The Audit Committee has voted to engage Aronson LLC as independent auditors to examine the financial statements of the Company for the fiscal year ending June 29, 2014.

   Aronson LLC’s reports on Bowl America’s consolidated financial statements as of June 30, 2013 and July 1, 2012, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2013 and July 1, 2012, there were no disagreements between Bowl America and Aronson LLC on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedures.

AUDIT FEES - For professional services rendered for the audit of the Company’s annual financial statements and reviews of quarterly financial statements included in the Company’s Forms 10-Q during the fiscal years ended June 30, 2013 and July 1, 2012, Aronson LLC billed Bowl America $128,750 and $125,500 respectively. These fees include consultations normally provided in relation to the annual audits and reviews of documents filed with the SEC.

AUDIT-RELATED FEES – No audit-related fees were billed by Aronson LLC during the fiscal years ended June 30, 2013 and July 1, 2012.

TAX FEES – For professional services rendered to Bowl America, Aronson LLC billed $33,000 for each of the fiscal years ended June 30, 2013 and July 1, 2012. Tax services generally include federal and state tax compliance.

ALL OTHER FEES – In addition to the fees described above, Aronson LLC billed $4,400 for each of fiscal year 2013 and 2012 for reviews required by non-regulatory bodies.

     The Audit Committee pre-approved all of the services described above.

     The Board of Directors and its Audit Committee have considered all of the professional services rendered by its auditor, Aronson LLC, and were of the opinion that these services had no effect on the independence of said accounting firm. The Audit Committee, prior to authorizing such firm to provide any non-audit services, determined that such services would have no effect on the independence of said accounting firm. A representative of Aronson LLC is expected to attend the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions. Aronson LLC is not and has not been financially interested in the Company or connected with it except as auditors, tax consultants and advisors.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES – The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit services as well as permissible non-audit services for the Company.

     For audit services, the independent auditor will provide the Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed in connection with the audit of the fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as soon as practicable following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

     For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and reports annually to the Audit Committee.

1987 EMPLOYEE STOCK OWNERSHIP PLAN

     The Board of Directors adopted the Bowl America Incorporated 1987 Employee Stock Ownership Plan (the "ESOP") on March 31, 1987, and secured a satisfactory ruling from the Internal Revenue Service. All employees of the Corporation and certain subsidiaries become participants on the last day of the fiscal year or December 31 following the date on which they have been employed for one year with at least l,000 hours of service. The Board of Directors of the Corporation has the discretion to declare each year a cash amount or a specified number of shares of Class A Common Stock ("Common Stock") that will be contributed to the ESOP. On June 18, 2013 the Board of Directors made a contribution valued at $123,500 including any expenses incurred by the ESOP which were paid by the Corporation for fiscal year 2013. Corporation contributions are allocated to employees who are participants on the last day of the fiscal year through a formula based upon the participant's compensation. Employee contributions to the ESOP are not permitted. The trustees of the ESOP, Donald Armel and Albert Young, have the exclusive authority to manage the trust in which ESOP contributions are deposited and are obligated to invest the cash portion of ESOP contributions primarily in the Corporation's Common Stock. The trustees are permitted to borrow money to purchase Common Stock for the trust.

     As of the last day of the plan year, eligible participants are credited with their proportionate share of the trust's assets. A participant's interest vests and is nonforfeitable if while employed by the Corporation or participating subsidiaries he or she attains at least 65 years of age, becomes totally or permanently disabled or dies. Also, a participant's interest vests and is nonforfeitable to the extent and in the percentage set forth in a schedule in the ESOP. Under this schedule, a participant's interest is 100 percent vested after six years of service. Vested amounts are distributed upon attaining normal retirement age, retirement, disability, or death. If termination of service occurs prior to the occurrence of those events, payment may be made or deferred until the participant attains age 65. As determined by the participant, distributions are made in cash or Common Stock.

     The Corporation may terminate or amend the ESOP but not in such a way as would adversely affect any participant's vested benefits. The trustees have the right to vote the Common Stock in the trust subject to the direction of each participant with respect to the shares allocated to his or her account.

     As of the end of fiscal 2013, there were 815 participants in the ESOP. No Executive Officer except Cheryl Dragoo currently participates in the ESOP.

PROFIT SHARING PLAN

     The Board of Directors adopted a profit sharing plan for its employees which became effective on June 29, 1975, and which has been approved by the Internal Revenue Service. The following table shows the name of each person named in the Summary Compensation Table that participates in the profit sharing plan (Column A), the amount allocated to their accounts in trust from the contributions of the Corporation for the fiscal year ending June 30, 2013 under its employees' profit sharing plan in Column (B), from contributions since the inception of the plan in Column (C), and from other accruals under the plan in Column (D), which accruals consist of a share of forfeitures resulting from employees covered by the plan who leave the Corporation's employment and earnings on plan investments.

A	B	C	D

Cheryl Dragoo	$2,410	$32,687	$262,616

    Directors as such do not participate in the Corporation's employee profit sharing plan. All employees, including officers of the Corporation, are eligible to commence participation under the Plan after completing a minimum of 1,000 hours continuous employment during the Corporation's fiscal year. Actual payment of accounts to participants or their beneficiaries is deferred until retirement, disability, or death. In the event of termination of employment, the vested portion, if any, is paid. Accounts become vested after two years of service according to a graduated scale until 100% is vested after six years of service. No estimate can be made of the annual benefits on the retirement of a particular person because the amount set aside each year depends on the earnings of the Corporation for such year. The amount of the contribution is within the discretion of the Corporation's Board of Directors and can only be paid from profits. The Board of Directors made a contribution of $124,000 including any expenses incurred by the plan paid by the Corporation for the fiscal year 2013. The contribution is made to a trust (Bowl America Incorporated Profit Sharing Trust). Contributions of the Corporation to the plan and forfeitures of terminated members are allocated in proportion to compensation paid by the Corporation. Employees exercise independent control over the investment of funds allocated in their accounts. Earnings or losses are posted to the accounts daily. Employees may change their investment choices at any time.

PROPOSALS OF SECURITY HOLDERS

     Proposals of stockholders intended to be presented at the 2014 Annual Meeting, which presently is expected to be held in December 2014, must be received by the Secretary of the Corporation, 6446 Edsall Road, Alexandria, Virginia 22312 no later than June 26, 2014, in order for them to be considered for inclusion in the October 2014 Proxy Statement. A stockholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s Proxy Statement relating to that meeting, should submit such proposal to the Company by September 4, 2014. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and does not know of any other matters to be brought before the meeting by any others. If any other matter should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Ruth E. Macklin

Secretary

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY

NO POSTAGE STAMP NECESSARY IF MAILED IN THE UNITED STATES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BOWL AMERICA INCORPORATED

Annual Meeting of Stockholders - December 3, 2013

TO THE CLASS B COMMON STOCKHOLDERS

The undersigned hereby appoints Ruth Macklin and Leslie H. Goldberg, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and revocation, for and in the name and place of the undersigned to vote and act with respect to all Class B Shares of Bowl America Incorporated, registered in the name of the undersigned on October 14, 2013 at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation's offices situated at 6446 Edsall Road, Alexandria, Virginia 22312 (Exit 2A off Interstate 395), on Tuesday, December 3, 2013 at 11:00 a.m., and at any and all adjournments thereof, with all powers the undersigned would possess if then and there personally present:

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL #1

1. To elect the Class B Directors:

FOR all nominees listed below ☐                           WITHHOLD AUTHORITY to vote for the nominees listed below ☐

(except as marked to the contrary below)

To withhold authority to vote for any individual nominee, strike a line through the nominee's name appearing below.

Merle Fabian	Leslie H. Goldberg	Arthur H. Bill
Stanley H. Katzman	Ruth Macklin	Cheryl Dragoo

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL #2

2. Approval of an advisory resolution on executive compensation.

FOR  ☐              AGAINST  ☐         ABSTAIN  ☐

THE DIRECTORS RECOMMEND A VOTE FOR “1 YEAR” ON PROPOSAL #3

3. An advisory vote on the frequency of future advisory votes on executive compensation.

 1 YEAR  ☐                  2 YEARS  ☐               3 YEARS  ☐              ABSTAIN  ☐

4. In their discretion, upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein.

If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

If your address as shown below is INCORRECT,	(SIGN)
please write in your present correct address.	(SIGN)
Date:

(Please date and sign your name in the space above exactly as it (they) appears and return this proxy card. In the case of stock held in joint tenancy, both joint tenants should sign. Trustees and other fiduciaries should so indicate when signing.)

PLEASE SIGN AND RETURN PROMPTLY

CLASS B COMMON SHARES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BOWL AMERICA INCORPORATED

Annual Meeting of Stockholders -December 3, 2013

TO THE CLASS A COMMON STOCKHOLDERS

The undersigned hereby appoints Ruth Macklin and Leslie H. Goldberg, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and revocation, for and in the name and place of the undersigned to vote and act with respect to all Class A Shares of Bowl America Incorporated, registered in the name of the undersigned on October 14, 2013 at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation's offices situated at 6446 Edsall Road, Alexandria, Virginia 22312 (Exit 2A off Interstate 395), on Tuesday, December 3, 2013 at 11:00 a.m., and at any and all adjournments thereof, with all powers the undersigned would possess if then and there personally present:

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL #1

1. To elect the Class A Directors:

FOR all nominees listed below ☐                           WITHHOLD AUTHORITY to vote for the nominees listed below ☐

(except as marked to the contrary below)

To withhold authority to vote for any individual nominee, strike a line through the nominee's name appearing below.

Warren T. Braham	Allan L. Sher

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL #2

2. Approval of an advisory resolution on executive compensation.

 FOR  ☐             AGAINST  ☐         ABSTAIN  ☐

THE DIRECTORS RECOMMEND A VOTE FOR “1 YEAR” ON PROPOSAL #3

3. An advisory vote on the frequency of future advisory votes on executive compensation.

 1 YEAR  ☐                 2 YEARS  ☐                3 YEARS  ☐               ABSTAIN  ☐

4. In their discretion, upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein.

If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

If your address as shown below is INCORRECT,	(SIGN)
please write in your present correct address.	(SIGN)
Date:

(Please date and sign your name in the space above exactly as it (they) appears and return this proxy card. In the case of stock held in joint tenancy, both joint tenants should sign. Trustees and other fiduciaries should so indicate when signing.)

PLEASE SIGN AND RETURN PROMPTLY

CLASS A COMMON SHARES